Exhibit (l)

1900 K Street, N.W. Washington, DC 20006
+1 202 261 3300 Main
+1 202 261 3333 Fax
www.dechert.com

February 28, 2023

KKR Credit Opportunities Portfolio

555 California Street

50th Floor

San Francisco, California 94104

Dear Ladies and Gentlemen:

We have acted as counsel for KKR Credit Opportunities Portfolio (the “Fund”), a statutory trust duly organized and validly existing under the laws of the State of Delaware, in connection with the Fund’s registration statement on Form N-2 under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Registration Statement”), relating to the issuance and sale by the Fund of an indefinite number of shares of beneficial interest of Class I, Class D, Class T and Class U shares, par value $0.001 per share (the “Shares”). We have examined such governmental and corporate certificates and records as we have deemed necessary to render this opinion, and we are familiar with the Fund’s Declaration of Trust and By-Laws.

Based upon the foregoing, we are of the opinion that the Shares proposed to be sold pursuant to the Registration Statement, when made effective by the Securities and Exchange Commission, will have been validly authorized and, when sold in accordance with the terms of the Registration Statement and the requirements of applicable federal and state law and delivered by the Fund against receipt of the net asset value of the Shares, as described in the Registration Statement, will be legally and validly issued and will be fully paid and non-assessable by the Fund.

The opinions expressed herein are limited to the laws of the State of Delaware and the federal securities laws of the United States. We express no opinion herein with respect to the effect or applicability of the law of any other jurisdiction. We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We furthermore consent to the use of our name in the Fund’s prospectus and Statement of Additional Information to be included in the Registration Statement and in any amended versions thereof, unless and until we revoke such consent. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP
Dechert LLP

2